EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Motors Corporation of:

- our report dated April 12, 1999 appearing in the Current Report on Form 8-K of General Motors Corporation dated April 12, 1999;
- our report dated January 20, 1999 (March 1, 1999 as to Note 19) appearing on page IV-16 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1998.





/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 6, 2000


































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